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                                                                    EXHIBIT 10.2

No._________                                                    _________ Shares




                              TRIPATH IMAGING, INC.
                 Amended and Restated 1996 Equity Incentive Plan

                      Nonstatutory Stock Option Certificate


         TriPath Imaging, Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $0.01 par value, of the Company (the "Option") under and subject to the Company's Amended and Restated 1996 Incentive Stock Option Plan (the "Plan") exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

Name of Optionholder:                               ____________________________

Address:                                            ____________________________

Social Security No.                                 ____________________________

                                                    ____________________________

Number of Shares:                                             __________________

Option Price:                                                 __________________

Date of Grant:                                                __________________

Exercisability Schedule:                        [to be set at the time of Grant]

Expiration Date:              [ten years from the Date of Grant as stated above]


         This Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         By acceptance of this Option, the Optionholder agrees to the terms and conditions hereof.

                                                    TRIPATH IMAGING, INC.



                                                    By:
                                                       ------------------------


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      TRIPATH IMAGING, INC. AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

                 NONSTATUTORY STOCK OPTION TERMS AND CONDITIONS



         1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Corporate Counsel of the Company.

         2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

         3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.


         4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery or a payment commitment of a financial or brokerage institution. Promptly following such notice, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

         5. Rights as a Stockholder or Employee. The Optionholder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Optionholder is an employee-at-will unless, and only to the extent, provided in a separate written agreement executed by the chief executive officer of the Company or his duly authorized designee, and neither the Plan nor the grant of this Option shall be deemed to give the Optionholder the right to continued employment or to limit the right of the Company to discharge the Optionholder at any time.

         6. Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company's outstanding Common Stock, the number and kind of shares subject to this Option and the exercise price hereunder shall be equitably adjusted. If such transaction involves a consolidation or merger of the Company with another entity, the sale, lease or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee shall upon written notice to the Optionholder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee shall accelerate or waive any deferred exercise period.

         7. Option Not Transferable. This Option is not transferable by the Optionholder otherwise than to the extent permitted by the Plan, and is exercisable, during the Optionholder's lifetime, only by the Optionholder or the Optionholder's immediate transferee as permitted by the Plan. The naming of a Designated Beneficiary does not constitute a transfer.

         8. Exercise of Option After Termination of Employment. If the Optionholder's status as an employee or consultant of (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for cause the Optionholder may exercise the rights that were available to the Optionholder at the time of such termination only within 10 days from the date of termination. If such status is terminated for reason other than for cause or by retirement at normal retirement age, the Optionholder's rights hereunder may be exercised within three months from the date of termination. If the Optionholder's employment is terminated because of disability (within the meaning of the section 22(e)(3) of the Code), such rights may be exercised within twelve months from the date of termination. Upon the death of the Optionholder, his or her Designated Beneficiary shall have the right, at any time within 12 months after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date. For purposes of this paragraph, if the Optionholder is on military leave, approved sick leave, or other bona fide leave of absence, his or her employment will be treated as continuing throughout the period of absence if (a) such period does not exceed 90 days or (b), if longer, so long as the Optionholder's right to reemployment is guaranteed either by statute or by written agreement with the Company; otherwise, the Optionholder's employment will be deemed to have terminated for cause on the 91st day of such absence.

         9. Compliance with Securities Laws. It shall be a condition to the Optionholder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

         10. Payment of Taxes. The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require any other Federal or state taxes imposed on the sale of the shares to be paid by the Optionholder. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the exercise of this Option, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.


                                                                    Adopted 6/02